UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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GLOBALSANTAFE CORPORATION

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GlobalSantaFe Corporation and Transocean Inc.

To Hold Shareholder Meetings to Vote on Merger

HOUSTON, Oct. 1, 2007 – GlobalSantaFe Corporation (NYSE:GSF) and Transocean Inc. (NYSE:RIG) announced today that they will hold separate meetings of their shareholders on Nov. 9, 2007, in connection with the proposed merger between the two companies. GlobalSantaFe shareholders will be asked to approve the merger, while Transocean shareholders will be asked to approve the reclassification of its ordinary shares, the issuance of its ordinary shares to GlobalSantaFe shareholders in the merger and the amendment of Transocean’s memorandum and articles of association to, among other things, increase the number of directors constituting its board of directors to 14 from 13, provide for certain corporate governance provisions during the two-year period following the completion of the transactions, and make technical, updating and other changes.

Each meeting will be held at the Grand Cayman Marriott, Grand Cayman, Cayman Islands at 1:00 p.m. local time (12:00 p.m. CST / 1 p.m. EST). If the requisite approvals of the shareholders of GlobalSantaFe and Transocean are received, then, in accordance with Cayman Islands law, the Grand Court of the Cayman Islands will hold a hearing, at which shareholders may appear, on Nov. 20, 2007, to approve the transactions. The proposed transactions are expected to close following court approval, receipt of regulatory clearances and the satisfaction of other specified closing conditions. GlobalSantaFe and Transocean currently estimate that they will complete the transaction by the end of 2007.

A joint proxy statement for the respective shareholders’ meetings is expected to be mailed on or about Oct. 5, 2007, to all shareholders of GlobalSantaFe and Transocean as of Oct. 1, 2007, the record date for each company’s shareholder meeting.

About GlobalSantaFe

GlobalSantaFe is one of the largest offshore oil and gas drilling contractors and the leading provider of drilling management services worldwide. The company owns or operates a contract drilling fleet of 37 premium jackup rigs; six heavy-duty, harsh environment jackups; 11 semisubmersibles and three dynamically positioned, ultra-deepwater drillships, as well as two semisubmersibles owned by third parties and operated under a joint venture agreement. In addition, it is scheduled to take delivery of a new ultra-deepwater semisubmersible in 2009 and a new ultra-deepwater drillship in 2010. For more information about GlobalSantaFe, go to http://www.globalsantafe.com.

About Transocean

Transocean Inc. is the world’s largest offshore drilling contractor with a fleet of 82 mobile offshore drilling units. The company’s mobile offshore drilling fleet, consisting of a large number of high-specification deepwater and harsh environment drilling units, is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. The company’s fleet consists of 33 High-Specification Floaters (semisubmersibles and drillships), 20 Other Floaters, 25 Jackups and other assets utilized in the support of offshore drilling activities worldwide. The company also has contracts for the construction of four newbuild enhanced Enterprise-class drillships.

With a current equity market capitalization in excess of $32 billion, Transocean’s ordinary shares are traded on the New York Stock Exchange under the symbol “RIG.” For more information about Transocean, please visit http://www.deepwater.com.

Forward-Looking Statements

Statements included in this news release regarding the consummation of the proposed transactions, benefits, opportunities, timing and effects of the transactions, and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities or other third parties, consummation of financing, satisfaction of closing conditions, and other factors detailed in risk factors and elsewhere in both companies’ Annual Reports on Form 10-K and their respective other filings with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. Both companies disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Important Additional Information Regarding the Transactions Will Be Filed with the SEC

In connection with the proposed transactions, GlobalSantaFe and Transocean have filed a preliminary joint proxy statement and plan to file a definitive joint proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PRELIMINARY JOINT PROXY STATEMENT AND THE DEFINITIVE JOINT PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE THEY CONTAIN, OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND THE PARTIES TO THE TRANSACTIONS. Investors and security holders may obtain a free copy of the preliminary joint proxy statement, the definitive joint proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Security holders and other interested parties are also able to obtain, without charge, a copy of the documents filed by GlobalSantaFe or Transocean by directing a request by mail or telephone to either Investor Relations, GlobalSantaFe, 15375 Memorial Drive, Houston, Texas 77079, 281-925-6444, or Investor Relations, Transocean, 4 Greenway Plaza, Houston, Texas 77046, telephone 713-232-7694.

GlobalSantaFe and Transocean and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective shareholders with respect to the transactions. Information about these persons is set forth in GlobalSantaFe’s and Transocean’s preliminary joint proxy statement previously filed with the SEC and will be set forth in the definitive joint proxy statement. Shareholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ shareholders generally, by reading the preliminary joint proxy statement and the definitive joint proxy statement (when available) and other relevant documents regarding the transaction, which will be filed with the SEC.

Contact Information

For GlobalSantaFe

Investors:	Media:
Richard Hoffman	Jeff Awalt
281-925-6441	281-925-6448

For Transocean

Investors:	Media:
Gregory S. Panagos	Guy A. Cantwell
713-232-7551	713-232-7647